UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 7, 2011

NFINANSE INC.
(Exact name of registrant specified in its charter)

Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed by nFinanSe Inc. (the “Company”) in its Current Report on Form 8-K filed on June 16, 2011, on June 13, 2011 the Company filed an Amendment (the “Series E Amendment”) to the Statement of Designations, Rights and Preferences of the Company’s Series E Convertible Preferred Stock, $0.001 par value per share (“Series E Preferred Stock”).  The Series E Amendment designated 2,000,000 additional shares of the Company’s preferred stock as Series E Preferred Stock.

On July 7, 2011, the Company filed a Certificate of Correction (the “Correction”) amending the effective date of the Series E Amendment to July 7, 2011.  A copy of the Correction is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

3.1	Certificate of Correction to the Certificate of Amendment of the Statement of Designations, Rights and Preferences of the Series E Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	July 12, 2011	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Certificate of Correction to the Certificate of Amendment of the Statement of Designations, Rights and Preferences of the Series E Convertible Preferred Stock.